Calculation of Filing Fee Tables
S-3
CG Oncology, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 250,000,000.00		$ 38,275.00
Fees Previously Paid	3	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 300,000,000.00		$ 41,430.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,050,000,000.00		$ 148,755.00
			Total Fees Previously Paid:						$ 79,705.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. On March 28, 2025, the registrant filed a prospectus (the "Prospectus") with the Securities and Exchange Commission as part of its registration statement on Form S-3ASR (File No. 333-286230) (the "Registration Statement"), relating to the offer and sale of its common stock having an aggregate offering price of up to $250,000,000 pursuant to the terms of a sales agreement. On January 13, 2026, the registrant amended the Prospectus pursuant to Amendment No. 1 to Prospectus to increase the aggregate offering price by $300,000,000, excluding the $250,000,000 previously registered. The registrant is now amending the Prospectus pursuant to Amendment No. 2 to Prospectus to increase the aggregate offering price by an additional $500,000,000, excluding the $550,000,000 previously registered. The fee is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement.

[2]	See note 1. The registrant previously paid a registration fee of $38,275.00 in connection with the filing of the Prospectus on March 28, 2025 and a registration fee of $41,430.00 in connection with the filing of Amendment No. 1 to Prospectus on January 13, 2026, for a total of $79,705.00 in previously paid registration fees.

[3]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,050,000,000.00. The prospectus is a final prospectus for the related offering.